     As filed with the Securities and Exchange Commission on January 11, 2000
                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                             FSI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        MINNESOTA                                        41-1223238
  (State of other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

     322 LAKE HAZELTINE DRIVE                               55318
       CHASKA, MINNESOTA                                  (Zip Code)
(Address of Principal Executive Offices)

                        YieldUP Class A Stock Option Plan
                         YieldUP 1995 Stock Option Plan
                YieldUP 1995 Outside Directors Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plans)

 JOEL A. ELFTMANN, CHAIRMAN                                   COPY TO:
  FSI INTERNATIONAL, INC.                                  DOUGLAS P. LONG
  322 LAKE HAZELTINE DRIVE                               FAEGRE & BENSON LLP
      CHASKA, MN 55318                                   2200 NORWEST CENTER
    (Name and address of                               90 SOUTH SEVENTH STREET
     agent for service)                                 MINNEAPOLIS, MN 55402
                                 (612) 448-5440
          (Telephone number, including area code, of agent for service)
                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                         Proposed                 Proposed
Title of Securities           Amount to be           Maximum Offering        Maximum Aggregate      Amount of
to be Registered               Registered            Price Per Share           Offering Price     Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, no par
value                         38,372 Shares (1)          $ (2)                 $130,434.10 (3)
------------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                 151,513 Shares (4)          $ (5)                 $638,490.93 (3)
------------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                  18,504 Shares (6)          $ (7)                 $443,840.64 (3)
------------------------------------------------------------------------------------------------------------------
TOTAL                        208,389 Shares                                  $1,212,765.67           $320.17
==================================================================================================================

(1)      Maximum number of shares available upon exercise of options issued under the YieldUP
         Class A Stock Option Plan. No further options will be issued under the Plan.
(2)      Prices range from $3.1695 to $3.4910 per share, with an average of $3.3992 per share.
(3)      Calculated under Rule 457(h)(1)
(4)      Maximum  number of shares  available  upon exercise of options issued under the YieldUP 1995 Stock Option Plan.
         No further options will be issued under the Plan.
(5)      Prices range from $2.8939 to $27.0096 per share, with an average of $4.2141 per share.
(6)      Maximum number of shares  available  upon exercise of options  issued under the YieldUP 1995 Outside  Directors
         Stock Option Plan.  No further options will be issued under the Plan.
(7)      Prices range from $7.4875 to $53.9734 per share, with an average of $23.9862 per share.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K of FSI International, Inc. (the "Company") for the fiscal year ended August 28, 1999 (which incorporates by reference certain portions of the Company's 1999 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company's 2000 Annual Meeting of Shareholders);

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of the Company's Common Stock and related rights to purchase preferred stock contained in the Company's Registration Statement on Form 8-A dated October 31, 1998 and its Registration Statement on Form 8-A dated June 5, 1997, as amended on Form 8-A/A on April 16, 1998.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 4.01 of FSI's Restated By-Laws provides that FSI shall indemnify its directors and officers to the full extent required or permitted by Minnesota Statutes or by other provisions of law.

Section 302A.521 of the Minnesota Business Corporation Act provides in substance that, unless prohibited or limited by its articles of incorporation or By-Laws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his or her official capacity against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are:

          (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and expenses;

          (b)  that such person acted in good faith;

          (c) that no improper personal benefit was obtained by such person and certain statutory conflicts of interest provisions have been satisfied, if applicable;

          (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and

          (e) that such person acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

     The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceeding under consideration, by special legal counsel, by the shareholders who are not parties to the proceeding, or by a court.

     Article VIII of FSI's Restated Articles of Incorporation provides that no director shall be personally liable to FSI or its shareholders for monetary damages for breach of fiduciary duty as a director, except:

          (1) for any breach of the director's duty of loyalty to FSI or its shareholders;

          (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (3) for dividends, stock repurchases, and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws;

          (4) for any transaction from which the director derived an improper personal benefit; or

          (5) for any act or omission occurring prior to the effective date of the provision limiting such liability in FSI's Articles of Incorporation.

     Article VIII does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. This Article also does not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS.

        Exhibit
        Number          Exhibit
        ------          -------
           4.1        Restated Articles of Incorporation of FSI. (1)

           4.2        Articles of Amendment of Restated Articles of Incorporation of FSI. (2)

           4.3        Restated By-Laws of FSI. (3)

           4.4        Amendment to Restated By-Laws of FSI. (4)

           4.5        Amendment to Restated By-Laws of FSI. (2)

           4.6        Form of Rights Agreement dated as of May 22, 1997 between FSI and Harris
                      Trust and Savings Bank, National Association, as Rights Agent. (5)

           4.7        Amendment dated March 26, 1998 to Rights Agreement dated May 22, 1997 by and between FSI and Harris Trust and Savings Bank, National Association as
                      Rights Agent. (6)

           5          Opinion of Faegre & Benson LLP.

          23.1        Consent of KPMG LLP.

          23.2        Consent of Faegre & Benson LLP (included in Exhibit 5).

          24          Powers of Attorney of directors and officers of the Company.

          99.1        YieldUP 1995 Stock Option Plan. (7)

          99.2        YieldUP 1995 Outside Directors Stock Option Plan. (7)

-------------------------------
       (1)            Incorporated by reference to FSI's Quarterly Report on Form 10-Q for the quarter ended
                      February 24, 1990.

       (2)            Incorporated by reference to FSI's Annual Report on Form 10-K for the fiscal year ended
                      August 28, 1999.

       (3)            Incorporated by reference to FSI's registration statement on Form S-1, Reg. No. 33-25035.

       (4)            Incorporated by reference to FSI's Annual Report on Form 10-K for the fiscal year ended
                      August 26, 1989.

       (5)            Incorporated by reference to FSI's Current Report on Form 8-K, filed June 5, 1997.

       (6)            Incorporated by reference to FSI's Registration Statement on Form 8-A/A, dated April 16,
                      1998.

       (7)            Incorporated by reference to YieldUP's Registration Statement on Form SB-2, as amended,
                      Reg. No. 33-97792-LA.

ITEM 9.  UNDERTAKINGS.

         A.  The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (a) to include any  prospectus  required by Section  10(a)
(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                       (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on January 6, 2000.

                                      FSI INTERNATIONAL, INC.


                                      By: /s/ Joel A. Elftmann*
                                          ----------------------------------
                                          Joel A. Elftmann, Chairman


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 6th day of January, 2000, by the following persons in the capacities indicated:



/s/ Joel A. Elftmann*              Chairman
-------------------------------    (Principal Executive Officer)
Joel A. Elftmann


/s/ Patricia M. Hollister          Chief Financial Officer
-------------------------------    (Principal Financial and Accounting Officer)
Patricia M. Hollister



JOEL A. ELFTMANN              )
JAMES A. BERNARDS             )
NEIL R. BONKE                 )
THOMAS D. GEORGE              )
TERRENCE W. GLARNER           )    A majority of the board of directors*
JOANNA T. LAU                 )
CHARLES R. WOFFORD            )


     *Patricia M. Hollister, by signing her name hereto, does hereby sign this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.


                              By: /s/ Patricia M. Hollister
                                  ----------------------------------------------
                                  Patricia M. Hollister, Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit
Number                     Exhibit                                                   Manner of Filing
------                     -------                                                   ----------------
4.1      Restated Articles of Incorporation of FSI...................................Incorporated by reference

4.2      Articles of Amendment of Restated Articles of Incorporation of FSI..........Incorporated by reference

4.3      Restated By-Laws of FSI.....................................................Incorporated by reference

4.4      Amendment to Restated By-Laws of FSI........................................Incorporated by reference

4.5      Amendment to Restated By-Laws of FSI........................................Incorporated by reference

4.6      Form of Rights Agreement dated as of May 22, 1997 between FSI and
         Harris Trust and Savings Bank, National Association,
         as Rights Agent.............................................................Incorporated by reference

4.7      Amendment dated March 26, 1998 to Rights Agreement dated May 22, 1997 by and between FSI and Harris Trust and Savings
         Bank, National Association as Rights Agent..................................Incorporated by reference

5        Opinion of Faegre & Benson LLP...................................................Filed Electronically

23.1     Consent of KPMG LLP..............................................................Filed Electronically

23.2     Consent of Faegre & Benson LLP (included in Exhibit 5)...........................Filed Electronically

24       Powers of Attorney of directors and officers of FSI..............................Filed Electronically

99.1     YieldUP 1995 Stock Option Plan..............................................Incorporated by reference

99.2     YieldUP 1995 Outside Directors Stock Option Plan............................Incorporated by reference